UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2018 (March 12, 2018)

GREEN SPIRIT INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	333-141929	14-1982491
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5141 Virginia Way, Suite 465

Brentwood, TN 37027

(Address of principal executive offices) (zip code)

(787) 641-8447

(Registrant’s telephone number, including area code)

Cond. Madrid Suite 304, 1760 Loiza Street
San Juan, Puerto Rico 00911

(Former name or former address, if changed since last report)

Copy to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors and Principal Officers, Election of Directors, Appointment of Principal Officers

On March 12, 2018, the board of directors (the “Board”) of Green Spirit Industries Inc. (the “Company”) appointed Mr. Christian Briggs to serve as Chairman of the Board of the Company and increased the number of directors from three to four, effective immediately. Mr. Briggs replaced Leslie A. Ball, who will remain as Chief Executive Officer and a director.

Mr. Christian Briggs, 51, co-founded Cinsay Inc. (“Cinsay”) in 2007, which is engaged in the development of an interactive advertising, marketing and e-commerce video platform. From 2009 to 2016, Mr. Briggs served as Chairman of the board of directors and Chief Executive Officer Cinsay. While Chief Executive Officer, Mr. Briggs raised in excess of $130 million of institutional and venture capital funds to build out the online interactive video platform. In addition, Mr. Briggs was the leading intellectual property scientist, where he worked directly with the company’s intellectual property team and its attorneys in both the United States and overseas.

With Mr. Brigg’s extensive experience in company development, executive leadership and knowledge of intellectual property, the board believes he will complement our board of directors.

In connection with his appointment, Mr. Briggs and the Company entered into an amended and restated consulting agreement (the “Consulting Agreement”), which provides that Mr. Briggs will provide certain consulting services relating to the execution of the Company’s business plan. In consideration of his services, the Company agrees to pay to Mr. Briggs an aggregate of $25,000 per month, payable in accordance with the Company’s standard payroll practices. The foregoing description of the Consulting Agreement is qualified in its entirety by the Consulting Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Mr. Briggs does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events

Chief Executive Officer Consulting Agreement

On March 27, 2018, the Company entered into an Executive Consulting Agreement with Leslie A. Ball, the Company’s Chief Executive Officer and member of its Board (the “Ball Consulting Agreement”). Pursuant to the Ball Consulting Agreement, the Company engaged Mr. Ball to provide such services and to perform such duties and functions customarily performed by, and to have all the responsibilities customary to, the role of Chief Executive Officer of the Company and any of its subsidiaries, as more fully described in the Ball Consulting Agreement. The Ball Consulting Agreement shall be effective as of January 1, 2018, in accordance with the terms therein. As compensation under the Ball Consulting Agreement, Mr. Ball shall be entitled to receive a monthly cash fee of $20,000 per month, payable in accordance with the Company’s standard practices. The Ball Consulting Agreement further provides that Mr. Ball shall be entitled to receive bonus compensation from time to time as shall be determined in the sole discretion of the Board.

The foregoing description of the Ball Consulting Agreement is qualified in its entirety by the Ball Consulting Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Chief Financial Officer Consulting Agreement

Also on March 27, 2018, the Company entered into an Executive Consulting Agreement with Thomas Gingerich, the Company’s Chief Financial Officer and Secretary (the “Gingerich Consulting Agreement”). Pursuant to the Gingerich Consulting Agreement, the Company engaged Mr. Gingerich to provide such services and to perform such duties and functions customarily performed by, and to have all the responsibilities customary to, the role of Chief Financial Officer and Secretary of the Company and any of its subsidiaries, as more fully described in the Gingerich Consulting Agreement. The Gingerich Consulting Agreement shall be effective as of January 1, 2018, in accordance with the terms therein. As compensation under the Gingerich Consulting Agreement, Mr. Gingerich shall be entitled to receive a monthly cash fee of $17,500 per month, payable in accordance with the Company’s standard practices. The Gingerich Consulting Agreement further provides that Mr. Gingerich shall be entitled to receive bonus compensation from time to time as shall be determined in the sole discretion of the Board

The foregoing description of the Gingerich Consulting Agreement is qualified in its entirety by the Gingerich Consulting Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Amended and Restated Consulting Agreement, by and between Peach Management, LLC and Green Spirit Industries Inc., dated March 9, 2018
10.2	Executive Consulting Agreement, by and between Leslie A. Ball and Green Spirit Industries Inc., dated March 27, 2018
10.3	Executive Consulting Agreement, by and between Thomas Gingerich and Green Spirit Industries Inc., dated March 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN SPIRIT INDUSTRIES INC.

Dated: March 27, 2018	By:	/s/ Thomas Gingerich
	Name:	Thomas Gingerich
	Title:	Chief Financial Officer